                                                               EXHIBIT 10(v)(ii)
                                  UST CORP.

                        EXECUTIVE EMPLOYMENT AGREEMENT


        This Agreement is made by and between UST Corp., a Massachusetts corporation, (the "Company") and James K. Hunt (the "Employee") as of the 24th day of October, 1994 (the "Effective Date").

        In consideration of the mutual promises, terms and conditions contained in this Agreement, the parties agree as follows:

        1. EMPLOYMENT. The Company agrees to continue the employment of the Employee, and the Employee agrees to continue in the service of the Company, subject to the terms and conditions contained in this Agreement.

        2. TERM. Subject to earlier termination, as provided hereafter, the Employee's employment hereunder shall be for an initial term of two (2) years, commencing on the Effective Date, and may be renewed thereafter only by written agreement, signed by the Employee and the Chief Executive Officer of the Company. Notwithstanding the foregoing, in the event that this Agreement is in effect on the date of consummation of a Change of Control, as hereafter defined, this Agreement shall automatically be extended on said date such that the remaining term of the Agreement shall then be two (2) years, but this Agreement shall be renewable thereafter only by a written agreement signed by the Employee and a duly authorized representative of the Company. The term of this Agreement, as from time to time renewed or extended in accordance with this Section 2, is hereafter referred to as "the term hereof" or "the term of this Agreement".

        3.      PERFORMANCE.

                a. During the term hereof, the Employee shall hold such executive position or positions with the Company and/or any of its subsidiaries as may be designated from time to time by the Board of Directors of the Company (the "Board") and shall perform the duties and assume the responsibilities of such positions and such other appropriate duties and responsibilities as may be assigned by the Board or its designees.

                b. During employment, the Employee shall devote his/her full business time and best efforts, judgment, skill and knowledge exclusively to the advancement of the Company's interests and to the discharge of his/her duties and responsibilities for the Company. While employed by the Company, the Employee shall not be engaged in any other business activity, except as approved by the Board or its designee in writing. It is agreed, however, that the provisions of this Section 3.b shall not be violated by the Employee's holding of directorships or related positions in charitable, educational or not-for-profit organizations which do not involve continuous or substantial time commitments or by passive personal investment activities, provided that such positions and activities are not in conflict, and do not otherwise interfere, with the Employee's duties and responsibilities to the Company and its subsidiaries.

         4. COMPENSATION. As compensation for all services performed for the Company and its subsidiaries during the term of this Agreement, the Company shall pay the Employee a base salary at an annual rate not less than the Employee's base salary on the Effective Date, subject to increase from time to time by the Company in its discretion. Notwithstanding the foregoing, the Company may reduce the Employee's base salary, but (i) only in the event of a salary reduction affecting all or substantially all of the Company's officers employed under an executive employment agreement and only in proportion to the salary reductions applicable to such other affected officers and (ii) only if no Change of Control has occurred.

         5. EMPLOYEE BENEFITS. During the term hereof, the Employee shall be entitled to participate in any and all employee benefit plans from time to time in effect for employees of the Company generally, excluding only plans providing payments and/or other benefits in the event of termination of employment. Such participation shall be subject to the terms of the applicable plan documents, generally applicable Company policies and the discretion of the Board or any administrative or other committee provided for in or contemplated by such plan.

         6.      TERMINATION OF EMPLOYMENT.  Notwithstanding the provisions of
Section 2 above, the Employee's employment under this Agreement shall terminate under the following circumstances and, in that event, the Company shall have only such obligations to the Employee as are specified below under the applicable termination provision:

                 a. UPON DEATH. In the event of the Employee's death during the term hereof, the Employee's employment hereunder shall immediately and automatically terminate. In such event, the Company shall pay to the Employee's designated beneficiary or, if no beneficiary has been designated by the Employee, to the Employee's estate, any base salary earned and unpaid through the date of death.

                 b. AS A RESULT OF DISABILITY. In the event that the Employee becomes disabled during the term hereof and, as a result, is unable to perform substantially all of his/her duties for the Company for more than one hundred and twenty (120) days during any period of three hundred and sixty-five
(365) days, the Company may terminate the Employee's employment without further obligation upon notice to the Employee. In the event of such disability, the Employee will continue to receive his/her base salary and benefits under Sections 4 and 5 hereof until the earlier of the date the Employee becomes eligible for disability income under the Company's long-term disability or workers' compensation insurance plan or the date his/her employment terminates.

                 c. BY THE COMPANY FOR CAUSE. The Company may terminate the Employee's employment for Cause at any time upon notice to the Employee setting forth in reasonable detail the nature of such Cause. The following, as determined by the Board in its reasonable judgment, shall constitute Cause for termination: (i) the Employee's refusal to perform, or gross negligence in the performance of, his/her duties or responsibilities on behalf of the Company;
(ii) the Employee's fraud, embezzlement or other material dishonesty with respect to the Company or any of its subsidiaries; (iii) the Employee's gross misconduct or his/her conviction of, or plea of no contest to, a felony. In the event of such termination, the Company shall have no further obligation to the Employee, other than for base salary earned through the date of termination.

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                 d.       BY THE COMPANY OTHER THAN FOR CAUSE.  The Company may
terminate the Employee's employment other than for Cause at any time upon notice to the Employee. In the event of such termination prior to, or more than two years following, a Change of Control and provided that the Employee executes the release of claims attached hereto and marked "A" (the "Employee Release") within twenty-one (21) days of his/her receipt of notice of termination of employment and does not timely revoke the Employee Release, the Company shall:

                          i. pay the Employee severance pay in an amount equal
                 to twelve (12) months' base salary at the rate in effect on the date of termination, which the Employee may elect to receive (A) in a single lump sum, payable within thirty (30) days following the effective date of the Employee Release or
                 (B) as salary continuation payable at the Company's regular payroll periods and in accordance with its regular payroll practices commencing on the next regular payday immediately following the effective date of the Employee Release, but retroactive to the date of termination and,

                          ii. (A) if the Employee and/or his/her eligible
                 dependents exercise their right to continue participation in the Company's group health plan under applicable federal law ("COBRA"), then, for the period of twelve (12) months following termination of the Employee's employment or, if earlier, until the date the Employee ceases to be eligible for continued participation under COBRA, the Company shall continue to pay that share of the premium cost of Employee's participation and that of his/her eligible dependents in the Company's group health plan as it pays for active employees of the Company and their eligible dependents generally OR (B) if the Employee and his/her eligible dependents elect not to continue participation in the Company's group health plan under COBRA, the Company will pay the Employee a single lump sum payment equal to the amount that the Company would have expended if participation had been elected and continued for a period of twelve (12) months, which lump sum shall be payable within thirty (30) days following the effective date of the Employee Release, and

                          iii. The Company shall pay the cost of outplacement services for the Employee through a firm selected by the Employee (and reasonably acceptable to the Company), up to a maximum cost to the Company of not more than $20,000; it being understood and agreed that no payment will be provided to the Employee in lieu of outplacement services.

                 e. BY THE EMPLOYEE FOR GOOD REASON. The Employee may terminate employment hereunder for Good Reason upon notice to the Company setting forth in reasonable detail the nature of such Good Reason. The following shall constitute Good Reason for termination by the Employee: (i) failure of the Company to continuethe Employee in an executive position; (ii) material diminution in the nature or scope of the Employee's responsibilities, duties or authority, other than as is materially consistent with the Employee's assignment to another exeuctive position; (iii) material failure of the Company to provide the Employee base salary and benefits in accordance with the terms of Sections 4 and 5 hereof; or (iv) a permanent transfer of the Employee to a work site more than twenty-five miles distant from his/her work site on the Effective Date.

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In the event of termination in accordance with this Section 6.e, the
Company shall provide the Employee base salary and health insurance benefits in accordance with Section 6.d hereof, provided that the Employee executes the Employee Release within twenty-one (21) days of his/her notice of termination of employment and provided further that the Employee does not timely revoke the Employee Release.

                 f. BY THE EMPLOYEE OTHER THAN FOR GOOD REASON. The Employee may resign employment other than for Good Reason at any time upon one month's notice to the Company. In the event of such termination, the Company shall have no further obligation to the Employee, other than for base salary earned through the date of termination.

                 g.  UPON A CHANGE OF CONTROL.

                          i.  If a Change of Control occurs and, within two (2)
years following such Change of Control, the Company terminates the Employee's employment other than for Cause, or the Employee terminates his/her employment for Good Reason, and the Employee executes the Employee Release within twenty-one (21) days of the date of notice of termination of his/her employment and does not timely revoke it, then, in lieu of any payment and benefits to which the Employee would otherwise be entitled under Section 6.d or 6.e hereof, the Company

                                  (1)  shall pay the Employee an amount equal
         to twenty-four (24) months' base salary at the rate in effect on the date of termination of the Employee's employment, which the Employee may elect to receive (A) in a single lump sum, payable within thirty
         (30) days following the effective date of the Employee Release or (B) as salary continuation payable at the Company's regular payroll periods and in accordance with its regular payroll practices commencing on the next regular payday immediately following the final payment under Section 6.d or 6.e hereof, whichever is applicable,

                                  (2) provided the Employee elects to receive
         payment hereunder in the form of salary continuation and provided further that the Employee has exercised his/her right to continue participation in the Company's group health plan under applicable federal law ("COBRA"), then, for the duration of the period in which the Employee is receiving such salary continuation or, if earlier, until the date the Employee ceases to be eligible for continued participation under COBRA, the Company shall continue to pay that share of the premium cost of Employee's participation and that of his/her eligible dependents in the Company's group health plan as it pays for active employees of the Company and their eligible dependents generally or, if greater, the amount it was paying for active employees of the Company and their eligible dependents generally immediately prior to the Change of Control and

                                  (3) shall pay the cost of outplacement
         services for the Employee through a firm selected by the Employee (and reasonably acceptable to the Company), up to a maximum cost to the Company of not more than $20,000; it being understood and agreed that no payment will be provided to the Employee in lieu of outplacement services.

                          ii.     A "Change of Control" shall be deemed to have
been consummated if hereafter

                (A) any "person", as such term used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 as amended (the "Exchange
        Act") other than the Company or any of its subsidiaries or affiliates or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries or affiliates, becomes a beneficial owner (within the meaning of Rule 13d-3, as amended, as promulgated under the Exchange Act), directly or indirectly, of securities representing twenty-five (25%) percent or more of the combined voting power of the Company's then outstanding securities; or

                (B) during any period of two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause
        (A), (C) or (D) of this Section 6.g.ii) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

                (C) there occurs a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change of Control; or

                (D) the stockholders of the Company approve a plan of a complete liquidation of the Company; or

                (E) there occurs a closing of a sale or other disposition by the Company of all or substantially all of the Company's assets.

        h. UPON EXPIRATION OF THE TERM HEREOF. In the event that the term of this Agreement expires and, at the time of such expiration, the Company has not offered to extend or renew this Agreement on terms no less favorable in the aggregate as those set forth herein, then such expiration shall be treated as a termination by the Company of the Employee's employment other than for Cause in accordance with Section 6.d hereof. In the event that the Company has offered such extension or renewal prior to the expiration of the term hereof, but such offer has not been accepted by the Employee at the time of such expiration, then such expiration shall be treated as a termination by the Employee of his employment other than for Good Reason.

         7.      CONFIDENTIAL INFORMATION.

                 a. The Employee acknowledges that the Company continually develops Confidential Information, that the Employee may develop Confidential Information for the Company and that the Employee may learn of Confidential Information during the course of employment. The Employee agrees to comply with the policies and procedures of the Company for protecting Confidential Information and agrees that he shall never disclose to any person, corporation or other entity, except as required for the proper performance of his/her regular duties for the Company, and shall never use for his/her own benefit or that of another, any Confidential Information obtained by the Employee incident to his/her employment or other association with the Company or any of its affiliates or subsidiaries. The Employee understands that this restriction will continue to apply throughout his/her employment and after his/her employment terminates, regardless of the reason for such termination.

                 b. As used in this Agreement, "Confidential Information" means any and all information of the Company, its subsidiaries and affiliates, that is not generally known by others with whom any of them competes or does business, or with whom any of them plans to compete or do business, including without limitation any and all information concerning the identity and special needs of the customers of the Company, its subsidiaries and affiliates and the people and organizations with whom any of them has business relationships and those relationships. Confidential Information also includes any information received by the Company or any of its subsidiaries or affiliates from others with any understanding, express or implied, that it will not be disclosed.

         8. NON-SOLICITATION. While the Employee is employed by the Company and for a period of two years thereafter, the Employee shall not, directly or indirectly, solicit or encourage any customer of the Company or any of its subsidiaries or affiliates to terminate or diminish its relationship with the Company or any of its subsidiaries or affiliates, or to conduct with any person, corporation or other entity any business or activity which such customer conducts or could conduct with the Company or any of its subsidiaries or affiliates, nor shall the Employee conduct, on his/her own behalf or that of another, any such business or activity with a customer of the Company or any of its subsidiaries or affiliates.

         9. REMEDIES. The Employee acknowledges that, if he/she were to breach any of the provisions of Section 7 or Section 8 of this Agreement, the harm to the Company would be irreparable. The Employee therefore agrees that, in addition to any other remedies available to it, the Company shall be entitled to obtain preliminary and permanent injunctive relief against any such breach, without having to post bond.

         10. TAXES. All payments made to the Employee under this Agreement shall be reduced by any tax or other amount required to be withheld by the Company under applicable law.

         11. REDUCTIONS. Notwithstanding anything to the contrary contained in this Agreement, (a) any and all payments and benefits to be provided to the Employee hereunder are subject to reduction to the extent required by applicable statutes, regulations, rules and directives of federal, state and other governmental and regulatory bodies having jurisdiction over the Company and/or any of its affiliates or subsidiaries and (b) the payments and benefits to which the Employee would be entitled pursuant to Section 6.g hereof or otherwise as a result of a Change of Control shall be reduced to the maximum amount for which the Company will not be limited in its deduction pursuant to
Section 280G of the Internal Revenue Code of 1986, as amended, or any successor provision. Any such reduction shall be applied to the amounts due to the Employee in such manner as the Employee may reasonably specify within thirty
(30) days following notice from the Company of the need for such reduction or, if the Employee fails to so specify timely, as determined by the Company.

         12. ASSIGNMENT. The Company may assign its rights and obligations under this Agreement without the consent of the Employee in the event that the Company shall hereafter effect a reorganization, consolidate with, or merge into, any other person, corporation or other entity or transfer all or substantially all of its assets to any other person, corporation or other entity. The Company requires the personal services of the Employee and he/she may not assign this Agreement. This Agreement shall inure to the benefit of and be binding upon the Company and the Employee and their respective successors, executors, administrators, heirs and permitted assigns.

         13. MISCELLANEOUS. This Agreement sets forth the entire agreement between the Company and the Employee and supersedes all prior communications, agreements and understandings, whether written or oral, with respect to the Employee's employment. The headings and captions contained herein are for convenience of reference only and are not part of this Agreement. This Agreement may not be modified or amended, its term may not be extended or renewed, and no breach of this Agreement shall be deemed to be waived, unless agreed to in writing by the Employee and the Company. This is a Massachusetts contract and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         14. NOTICES. Any notices provided for in this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, and addressed to the Employee at his last known address on the books of the Company or, in the case of the Company, at its main office, attention of the Senior Vice President, Human Resources with a copy to the General Counsel of the Company.

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         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Employee, as of the date first written above.

THE EMPLOYEE                                       UST CORP.

/s/ James K. Hunt                                  By: /s/ Neal F. Finnegan
-----------------                                  ------------------------
James K. Hunt
                                                   Title:President and CEO
                                                         -----------------

                                     "A"

                              RELEASE OF CLAIMS

        FOR AND IN CONSIDERATION OF the special payments to be made to me in connection with my separation of employment, as set forth in the employment agreement between UST Corp and me dated as of the ____ day of _____________, 1994 (the "Employment Agreement"), I, on my own behalf and on behalf of my heir, beneficiaries and representatives and all others connected with me, hereby release and forever discharge UST Corp. (the "Company"), its subsidiaries and affiliates, and all of their respective officers, directors, employees, agents, representatives, successors and assigns and all others connected with them (all collectively, the "Releasees"), both individually and in their official capacities, from any and all liability, claims, demands, actions and causes of action of any type (all collectively "Claims") which I have had in the past, now have, or might now have, through the date of my execution of this Release of Claims, in any way resulting from, arising out of or connected with my employment or its termination or pursuant to any federal, state or local employment law, regulation or other requirement (including without limitation Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Americans with Disabilities Act, as amended, and the Massachusetts fair employment practices act, as amended).

        Excluded from the scope of this Release of Claims is (i) any claim arising hereafter under the terms of the Employment Agreement or under the terms of any of the Company's employee qualified and non-qualified benefit plans (including without limitation the Company's employee pension plan, profit sharing plan or stock ownership plan) and (ii) any right of indemnification or contribution pursuant to the Articles of Organization or By-Laws of the Company that I have or hereafter acquire if any claim is assert or proceedings are brought against me by any governmental or regulatory agency, or by any customer, creditor, employee or shareholder of the Company, or by any self-regulatory organization, stock exchange or the like, related or allegedly related to my having been an officer or employee of the Company or to any of my activities as an officer or employee of the Company.

        By acceptance of or reliance on this Release of Claims, the Company promises that neither it nor any of the other Releasees affiliated with the Company will taken any action that is designed, specifically as to me or with respect to a class of similarly situated former employees, to reduce or abrogate, or may reasonably be expected to result in an abridgement or elimination of, any rights of indemnification or contribution available to me pursuant to the Articles of Organization or By-Laws of the Company, or under any policy or policies of directors and officers liability insurance affording coverage to former officers and in effect from time to time, unless any such abridgement or elimination of rights is also generally applicable to then-current officers and employees of the Company.

        In signing this Release of Claims, I acknowledge that I have had at least twenty-one (21) days from the date of my receipt of notice of termination of my employment (or, if applicable, the date I gave such notice to the Company) to consider the terms of this Release of Claims, that I am encouraged by the Company to seek the advice of an attorney prior to signing this Release of of Claims and that I am signing this Release of Claims voluntarily and with a full understanding of its terms. I understand that I may revoke this Release of Claims at any time within seven (7) days of the date of my signing by written notice to the President of the Company and that this Release of Claims will take effect only upon the expiration of such seven-day revocation period and only if I have not timely revoked it.

        IN WITNESS WHEREOF, I have set my hand and seal on the date written below.


Signature:____________________________